UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2007
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Appointment of Principal Officers.
     On August 7, 2007, Daniel F. Hutchins, age 52, was appointed to serve as Chief Financial Officer of Infinity Energy Resources, Inc. (the “Company”), effective as of August 13, 2007. Mr. Hutchins, a Certified Public Accountant, is, and will continue to be, a partner in the accounting firm of Hutchins & Haake, LLC, which he co-founded in 2005. Mr. Hutchins has 25 years of public accounting experience including five years with Deloitte Touche, formerly Touche Ross. He also serves as an instructor for the Becker CPA Review Course and has over 15 years of experience in preparing CPA candidates for the CPA exam. Mr. Hutchins is also President of CFO Services, Inc, a consulting company that provides CFO services to companies.
     Mr. Hutchins will be compensated at an hourly rate of $175. In addition, Mr. Hutchins was granted options under the Company’s equity incentive plans to acquire 25,000 shares of the Company’s common stock at an exercise price of $2.26 per share, the closing price of the Company’s common stock on the NASDAQ Global Market on August 13, 2007. The options vest in their entirety upon the filing and acceptance with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, duly signed and certified by Mr. Hutchins.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: August 13, 2007.

Infinity Energy Resources, Inc.
By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer